ARABIAN ENGINEER TRADING EST.

Tel: 333 30 30
Fax: 333 39 37
P.O. Box :26327
DUBAI- U.A.E.
E- mail: barkuoky@emirates.net.ae

12 December 2005

General Manager
City Mix L.L.C.
Abu Dhabi
United Arab Emirates

Dear Sir,

Following your request for assistance to facilitate completion of Agreement of 09/10/01 between City Mix L.L.C. and Arabian Trading Est. on erection and commissioning of the City Mix ready-mix concrete plant, please see below our expert opinion on production technology and equipment of the plant.

In our opinion, the City Mix ready-mix concrete plant comprises an advanced technology and equipment, which will make City Mix L.L.C. highly competitive in the market given quality operation and management. We believe that City Mix L.L.C. will be able to produce high quality concrete, but also it will have advantages over the existing producers, as the cost of production at the City Mix plant can be reduced due to certain elements of the technology, which are as follows.

(1)  Aggregate Storage System
     The covered concrete aggregate silos provide for protection of the aggregate from the impacts of the environment such as sun heat and dust, which means that there is no need to clean and cool the aggregate before batching.

(2)  Water Cooling System
     The insulated underground water reservoir provides for better cooling of the process water, hence there will be less water and electric energy needed to cool the process water before batching.

(3)  Recycling Unit
     The concrete recycling unit together with the truck mixer washing unit will provide for waste water cleaning and recycling back into the production process.

In our opinion, the above elements of the City Mix technology will provide for saving of the water and electricity consumption up to 30%, which will significantly reduce the cost of production. On a general note, we believe that the City Mix ready-mix concrete plant may become the best in terms of the efficiency and technology once it is put to operation.

We do not object to our name being mentioned as experts in your negotiations, documentation and correspondences with existing or potential investors. We do not object to our name being mentioned in your registration statement on form SB-2 filed with the US SEC.

Yours truly,

/s/ Naser Amer
--------------
Naser Amer
Technical Manager